Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp

ONE MANHATTAN WEST

New York, NY 10001

________

TEL: (212) 735-3000

FAX: (212) 735-2000

www.skadden.com

July 25, 2024

Eve Holding, Inc.
1400 General Aviation Drive,

Melbourne, FL 32935

Re:              Eve Holding, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Eve Holding, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”), which may be issued in one or more series, (iii) warrants to purchase shares of Common Stock or shares of Preferred Stock (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein, and (v) such indeterminate number of shares of Common Stock or Preferred Stock as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock or Warrants, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of the offering (collectively, “Indeterminate Securities”). The Registration Statement also relates to (a) the issuance of up to 45,548,481 shares (collectively, the “Primary Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) comprising (i) the shares of Common Stock that may be issued upon the exercise of 8,203,409 outstanding public warrants (the “public warrants”) that were issued pursuant to the Warrant Agreement, dated November 16, 2020, by and between Zanite Acquisition Corp., a Delaware corporation (“Zanite”), prior to the business combination, and Continental Stock Transfer & Trust Company (including the form of Warrant Certificate included therein, the “IPO Warrant Agreement”), (ii) the shares of Common Stock that may be issued upon exercise of 14,250,000 outstanding private placement warrants (the “private placement warrants”) that were issued pursuant to the IPO Warrant Agreement, (iii) up to 22,095,072 shares of Common Stock that may be issued upon exercise of new warrants that have been issued or are issuable, subject to triggering events, to (x) United Airlines Ventures, Ltd., a Cayman Islands company (“United”), pursuant to the Warrant Agreement between the Company and United, dated September 1, 2022 (the “United Warrant Agreement”), and (y) to Acciona Logistica, S.A., Azorra Aviation Holdings, LLC, Falko Regional Aircraft Limited, Falko eVTOL LLC, Lynx Aviation, Inc., Rolls-Royce plc, Space Florida, Strong Fundo de Investimento em Cotas de Fundos de Investimento Multimercado, SkyWest Leasing, Inc. and Thales USA, Inc. (the “Strategic PIPE Investors”), pursuant to Warrant Agreements between Zanite and the Strategic PIPE Investors, dated December 21, 2021 and March 16, 2022 (collectively the “Strategic Warrant Agreements”) and (iv) the 1,000,000 shares of Common Stock that may be issued pursuant to the Warrant Agreement between the Company and Nidec Motor Corporation, dated June 28, 2024 (the “Nidec Warrant Agreement”), (b) the resale by the selling securityholders (the “Selling Securityholders”) of up to 317,715,214 shares of Common Stock (collectively, the “Issued Shares”), comprising (i) 220,000,000 shares of Common Stock issued pursuant to the Business Combination Agreement, dated December 21, 2021 (the “Business Combination Agreement”), by and among Zanite, Eve Uam, LLC, a Delaware limited liability company (“Eve”), Embraer S.A., a Brazilian corporation (sociedade anônima) (“Embraer”), and Embraer Aircraft Holding, Inc., a Delaware corporation (“EAH”), and a wholly owned subsidiary of Embraer, (ii) 48,708,942 shares of Common Stock issued pursuant to Subscription Agreements dated December 24, 2021, March 9, 2022, March 16, 2022, April 4, 2022, June 28, 2024 and July 12, 2024 (collectively, the “Subscription Agreements”), (iii) 3,318,588 shares of Common Stock issued pursuant to Warrant Exchange Agreements dated June 28, 2024 (collectively, the “Warrant Exchange Agreements”), (iv) 5,750,000 shares of Common Stock that were converted in connection with the business combination pursuant to the Business Combination Agreement, on a one-to-one basis from Zanite Class B Common Stock originally issued to Zanite Sponsor LLC, a Delaware limited liability company, prior to the business combination (the “Sponsor”), (v) 413,259 shares of Common Stock underlying restricted stock units granted to certain directors and an officer of the Company pursuant to the Company’s 2022 Stock Incentive Plan (the “Plan”), (vi) 140,000 restricted shares of Common Stock granted to an officer of the Company pursuant to an employment agreement (the “Employment Agreement”), (vii) up to 14,250,000 shares of Common Stock that may be issued upon exercise of the private placement warrants, (viii) 1,000,000 shares of Common Stock that may be issued pursuant to the Nidec Warrant Agreement, (ix) up to 22,095,072 shares of Common Stock that may be issued upon exercise of new warrants issued pursuant to the Strategic Warrant Agreements and the United Warrant Agreement, and (x) 2,039,353 shares of Common Stock issued to United in a private placement pursuant to the Subscription Agreement between the Company and United, dated September 1, 2022 (the “United Subscription Agreement” and collectively with the Business Combination Agreement, the Subscription Agreements, the Nidec Warrant Agreement, the Warrant Exchange Agreements, the Plan and the Employment Agreement, the “Issued Share Agreements”), and (c) the resale by certain of the Selling Securityholders of 14,250,000 private placement warrants (collectively, the “Secondary Warrants” and collectively with the Indeterminate Securities, Primary Shares and the Issued Shares, the “Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)                the Registration Statement;

(b)               an executed copy of a certificate of Johann Bordais, Chief Executive Officer of the Company, and Eduardo Couto, Chief Financial Officer of the Company, as of the date hereof (the “Secretary’s Certificate”);

(c)                a copy of certain resolutions of the Board of Directors of Zanite prior to the business combination adopted on November 16, 2020 (the “IPO Board Resolutions”), certified pursuant to the Secretary’s Certificate;

(d)               copies of certain resolutions of the Board of Directors of Zanite prior to the business combination adopted on December 19, 2021 and May 6, 2022 (collectively, the “Zanite Business Combination Resolutions”), certified pursuant to the Secretary’s Certificate;

(e)                a copy of certain resolutions of the Board of Directors of the Company adopted on May 9, 2022 (the “Company Business Combination Resolutions”), certified pursuant to the Secretary’s Certificate;

(f)                copies of certain resolutions of the Sole Member of Eve and the Board of Managers of Eve adopted on December 10, 2021, and copies of certain resolutions of the Sole Stockholder of EAH and the Board of Directors of EAH adopted on December 10, 2021 (collectively, the “Eve and EAH Business Combination Resolutions”), certified pursuant to the Secretary’s Certificate;

(g)               an executed copy of certain resolutions of the Board of Directors of the Company, adopted on July 22, 2022 (the “Company United Resolutions”), certified pursuant to the Secretary’s Certificate;

(h)               an executed copy of certain resolutions of the Board of Directors of the Company, adopted on June 24, 2024 and March 6, 2024 (collectively, the “Company Offering Resolutions”), certified pursuant to the Secretary’s Certificate;

(i)                 an executed copy of certain resolutions of the Board of Directors of the Company, adopted on July 5, 2024 and June 27, 2024 (collectively, the “Company 2024 PIPE Resolutions”), certified pursuant to the Secretary’s Certificate;

(j)                 a copy of Zanite’s Amended and Restated Certificate of Incorporation as in effect as of the date of the IPO Board Resolutions and the Zanite Business Combination Resolutions, certified pursuant to the Secretary’s Certificate;

(k)               a copy of Eve’s Certificate of Formation as in effect as of the date of the Eve and EAH Business Combination Resolutions, certified pursuant to the Secretary’s Certificate;

(l)                 a copy of EAH’s Amended Certificate of Incorporation as in effect as of the date of the Eve and EAH Business Combination Resolutions, certified by the Secretary of State of the State of Delaware as of the date of the Eve and EAH Business Combination Resolutions, and certified pursuant to the Secretary’s Certificate;

(m)             a copy of the Company’s Second Amended and Restated Certificate of Incorporation as in effect as of the date of the Company Business Combination Resolutions, the Company United Resolutions, the Company Offering Resolutions and the Company 2024 PIPE Resolutions, and as in effect as of the date hereof, certified by the Secretary of State of the State of Delaware as of the date hereof, and certified pursuant to the Secretary’s Certificate;

(n)               a copy of Zanite’s By-Laws, as in effect as of the date of the IPO Board Resolutions and the date of the Zanite Business Combination Resolutions, and certified pursuant to the Secretary’s Certificate;

(o)               a copy of Eve’s Limited Liability Company Agreement, as first amended and restated and as in effect as of the date of the Eve and EAH Business Combination Resolutions, certified pursuant to the Secretary’s Certificate;

(p)               a copy of EAH’s By-Laws, as amended and restated and as in effect as of the date of the Eve and EAH Business Combination Resolutions, certified pursuant to the Secretary’s Certificate;

(q)               a copy of the Company’s By-Laws, as amended and restated and as in effect as of the date of the Company Business Combination Resolutions, the Company United Resolutions, the Company Offering Resolutions and the Company 2024 PIPE Resolutions, and as in effect as of the date hereof, and certified pursuant to the Secretary’s Certificate;

(r)                an executed copy of the IPO Warrant Agreement;

(s)                executed copies of the Strategic Warrant Agreements;

(t)                 an executed copy of the United Warrant Agreement;

(u)               an executed copy of the Nidec Warrant Agreement;

(v)               an executed copy of the Amended and Restated Registration Rights Agreement, dated as of May 9, 2022, by and among the Sponsor, Zanite, EAH, and certain other parties thereto (the “Amended and Restated Registration Rights Agreement”); and

(w)             executed copies of the Issued Share Agreements.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Securityholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Securityholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Securityholders and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”).

As used herein, “Transaction Documents” means the Issued Share Agreements, the Amended and Restated Registration Rights Agreement, the IPO Warrant Agreement, the Strategic Warrant Agreements, United Warrant Agreement and the Nidec Warrant Agreement.

The opinions stated in paragraphs 1 through 3 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company shall have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (v) the terms of the applicable Transaction Agreement and the issuance and sale of such Securities have been duly established in conformity with the certificate of incorporation of the Company so as not to violate any applicable law, the certificate of incorporation of the Company or the bylaws of the Company or its properties, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or its properties.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

                 With respect to any shares of Common Stock offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Common Stock are duly executed and countersigned or, if the Offered Common Stock is to be issued in uncertificated form, a resolution of the Board of Directors has duly authorized the issuance of the Offered Common Stock in uncertificated form and (c) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Common Stock.
                 With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (a) the general conditions shall have been satisfied, (b) the Board of Directors of the Company, or a duly authorized committee thereof, has duly adopted a Certificate of Designations for the Offered Preferred Stock in accordance with the DGCL (the “Certificate”), (c) the filing of the Certificate with the Secretary of State of the State of Delaware has duly occurred, (d) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned or, if the Offered Preferred Stock is to be issued in uncertificated form, a resolution of the Board of Directors has duly authorized the issuance of the Offered Common Stock in uncertificated form and (e) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Preferred Stock.
                 With respect to any Warrants offered by the Company, including any Indeterminate Securities constituting Warrants (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock or Preferred Stock for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

                 When the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, the Primary Shares, when issued in accordance with the terms of the IPO Warrant Agreement, the Strategic Warrant Agreements, the United Warrant Agreement and the Nidec Warrant Agreement, as applicable, by the Company against payment of the exercise price therefor and registered in the Company’s share registry, will be validly issued, fully paid and nonassessable.
                 The Issued Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.
                 The Secondary Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)              we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)              we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)              except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)              we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e)              we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such provision purports to bind the Company to the exclusive jurisdiction of any particular court or courts;

(f)              we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(g)              we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(h)              we have assumed that the laws of the State of New York will be chosen to govern any Warrant Agreements and that such choice is and will be a valid and legal provision;

(i)              to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality; and

(j)              we do not express any opinion whether the execution or delivery of any Transaction Agreement by the Company or the performance by the Company of its obligations under any Transaction Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a)              neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (a)(i) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2023), (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (a)(iii) with respect to the Opined-on Law);

(b)              neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction (except that we do not make the assumption set forth in this clause (b) with respect to the Opined-on Law);

(c)              (i) an appropriate account statement evidencing the Securities credited to a recipient’s account maintained with the Company’s transfer agent has been or will be issued by the Company’s transfer agent, (ii) the issuance of the Securities has been properly recorded in the books and records of the Company; (iii) each award agreement pursuant to which rights to acquire Securities or other awards are granted pursuant to the Plan will be consistent with the Plan and will be duly authorized, executed and delivered by the parties thereto and (iv) the consideration received by the Company for each of the Securities delivered pursuant to the applicable Transaction Documents shall not be less than the per share par value of the Securities;

(d)              the Transaction Documents have not been amended, restated, supplemented or otherwise modified, that the Transaction Documents have been duly authorized by all requisite corporate action of the Company and that the Transaction Documents, as applicable, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except that we do not make the assumption set forth in this clause (d) with respect to the Secondary Warrants); and

(e)              the issuance of the Issued Shares and the issuance of the Primary Shares did not, does not and will not violate or conflict with any agreement or instrument binding on the Company (except that we do not make the assumption set forth in this clause (e) with respect to the organizational documents listed in clauses (j) through (q) above or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2023);

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

                                                                          Very truly yours,

                                                                       /s/ Skadden, Arps, Slate, Meagher & Flom LLP

TWG